UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 25, 2008
ENERGYSOUTH, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-29604	58-2358943
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)
2828 Dauphin Street, Mobile, AL 36606
(Addresses of Principal Executive Offices, including Zip Code)
(251) 450-4774
(Registrant’s Telephone Number, including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Agreement and Plan of Merger
     On July 25, 2008, EnergySouth, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Sempra Energy (“Buyer”) and EMS Holding Corp., a wholly owned indirect subsidiary of Buyer (“Merger Sub”). Under the terms of the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), and as a result of the Merger, the separate corporate existence of Merger Sub will cease, with the Company continuing as the surviving corporation.
     At the effective time of the Merger, each share of common stock, par value $0.01 per share, of the Company (the “Common Stock”) outstanding (other than shares held (i) by the Company, Buyer, Merger Sub, or any other wholly owned subsidiary of Buyer or the Company, and (ii) by stockholders who have perfected and not withdrawn a demand for appraisal for their shares under Delaware law) will be cancelled and converted into the right to receive $61.50 in cash, without interest. As a result of the Merger, the Company will become a wholly owned indirect subsidiary of Buyer.
     Pursuant to the Merger Agreement, each option to purchase shares of Common Stock outstanding at the effective time of the Merger (whether vested or unvested) will be cancelled, and each holder thereof will be entitled to receive an amount in cash equal to the product of (i) the number of shares subject to such stock option multiplied by (ii) the excess, if any, of the per share merger consideration of $61.50 over the per share exercise price of such stock option. Similarly, each performance share award or performance-based restricted stock unit award that is outstanding immediately prior to the effective time of the Merger will be cancelled and the holder thereof will be entitled to receive an amount in cash equal to the product of the target number of shares or units underlying such award multiplied by the merger consideration of $61.50. Phantom stock units that have been credited to a participant’s account as of the effective time of the Merger will be converted into a dollar amount equal to the product of the number of such phantom stock units credited to such account multiplied by the merger consideration of $61.50 per share.
     The Company’s Board of Directors has unanimously approved the Merger Agreement and the transactions contemplated thereby, including the Merger, and has recommended that the Company’s stockholders approve the Merger.
     Consummation of the Merger is subject to the satisfaction of customary conditions, including but not limited to (i) approval by a majority of the outstanding shares of Common Stock of the Company entitled to vote on the Merger, (ii) expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, (iii) the receipt of any necessary approvals from the Alabama Public Service Commission and the Federal Communications Commission, (iv) the absence of any law, order or injunction prohibiting the Merger, and (v) the absence of a material adverse effect on the Company. Moreover, each party’s obligation to consummate the Merger is subject to the satisfaction of certain other conditions, including but not limited to (i) the accuracy of the representations and warranties of the other party, and (ii) compliance by the other party with its covenants contained in the Merger Agreement. The Merger is not contingent upon the receipt of third party financing by Buyer.

     The Merger Agreement contains certain termination rights for both the Company and Buyer and further provides that, upon termination of the Merger Agreement under specified circumstances, the Company may be required to pay Buyer a termination fee of $25 million.
     The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is attached as Exhibit 2(a)-4 and incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Merger Sub or Buyer. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in a confidential disclosure schedule provided by the Company to Buyer and Merger Sub in connection with the signing of the Merger Agreement. This disclosure schedule contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company, on the one hand, and Merger Sub and Buyer, on the other hand, rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about the Company, Merger Sub or Buyer.
     In connection with the proposed transaction, the Company plans to file with the SEC and mail to its stockholders a proxy statement that will contain information about the Company, Buyer, Merger Sub, the proposed Merger and related matters. The information in this Form 8-K is not a substitute for the proxy statement, and STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER. In addition to receiving the proxy statement and a proxy card from the Company by mail, stockholders will also be able to obtain the proxy statement, as well as other filings containing information about the Company, without charge, from the SEC’s website (http://www.sec.gov) or, without charge, from the Company.
     The Company, its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the Merger. Information regarding the Company’s directors and executive officers is available in the Company’s Form 10-K, as amended, filed with the Securities and Exchange Commission on January 8, 2008. Information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the Securities and Exchange Commission when they become available.
Amendment to Credit Facility.
     Also on July 25, 2008, the Company and the Company’s Bay Gas Storage Company, Ltd. (“Bay Gas”) subsidiary entered into a First Amendment to Amended and Restated Credit Agreement (the “Amendment”) which amends the Amended and Restated Credit Agreement dated as of November 28, 2007 (the “Credit Agreement”) between the Company and Bay Gas, as borrowers, the lenders named therein (the “Lenders”) and Regions Bank, as administrative agent for the Lenders.
     The Amendment amends the Credit Agreement to (i) include certain provisions in the Credit Agreement with respect to increases in the amount of available borrowings under the

Credit Agreement, pursuant to the Supplement (as defined below), (ii) amend and/or waive certain financial and other covenants under the Credit Agreement and (iii) make certain other modifications to the Credit Agreement as set forth therein.
     Contemporaneously with the Amendment and pursuant to the Credit Agreement, the Company and Bay Gas entered into a Supplement Agreement with Regions Bank and JPMorgan Chase Bank, N.A. (the “Supplement”). The Supplement provides that each of Regions Bank and JPMorgan Chase Bank, N.A. agrees to increase its commitment under the credit facilities established for the benefit of the Company under the Credit Agreement by $15,000,000. As a result of the Supplement, the Company’s available borrowings under the Credit Agreement will increase from $195.0 million to $225.0 million.
     In connection with the Amendment and the Supplement, certain subsidiaries of the Company ratified and confirmed the terms of their respective guaranties of the indebtedness of the Company and Bay Gas under the Credit Agreement.
     The foregoing descriptions of the Amendment and the Supplement do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, copies of which are filed with this Current Report on Form 8-K as Exhibits 10(v)-9 and 10(v)-10, respectively.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information provided in Item 1.01 of this Current Report on Form 8-K regarding the amended Credit Facility is incorporated by reference into this Item 2.03.
Item 8.01. Other Events.
     The Company and Buyer issued a joint press release on July 28, 2008 announcing the execution of the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.
Forward-Looking Statements
     This filing contains forward-looking statements as defined by the federal securities laws, including statements that assume the successful completion of the Merger. These forward-looking statements are based on the Company’s current expectations and assumptions, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, projected or implied. These risks and uncertainties include, but are not limited to, the risk that the stockholders of the Company do not vote to approve the Merger and the risk that the Merger is not consummated for other reasons. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

2(a)-4	Agreement and Plan of Merger, dated as of July 25, 2008, by and among EnergySouth, Inc., Sempra Energy and EMS Holding Corp.[1]

10(v)-9	First Amendment to Amended and Restated Credit Agreement, dated as of July 25, 2008, by and among EnergySouth, Inc., Bay Gas Storage Company, Ltd., the banks and lenders referred to therein and Regions Bank, as administrative agent.

10(v)-10	Supplement Agreement, dated as of July 25, 2008, by and among EnergySouth, Inc., Bay Gas Storage Company, Ltd., Regions Bank and JPMorgan Chase Bank, N.A.

99.1	Joint Press Release issued by EnergySouth, Inc. and Sempra Energy, dated July 28, 2008

[1]	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGYSOUTH, INC.
/s/ G. Edgar Downing, Jr.
Name:	G. Edgar Downing, Jr.
Title:	Secretary

Date: July 28, 2008